Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Curis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(o)	(1)	(1)	$71,430,266.35 (1)(2)	0.00014760	$10,543.11	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	415(a)(6)	(2)		$93,665,733.57 (2)			S-3	333-254362	March 16, 2021	$10,218.93
Carry Forward Securities	Equity	Preferred Stock, $0.01 par value per share	415(a)(6)	(2)					S-3	333-254362	March 16, 2021
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(2)					S-3	333-254362	March 16, 2021
Carry Forward Securities	Other	Units	415(a)(6)	(2)					S-3	333-254362	March 16, 2021
Carry Forward Securities	Other	Warrants	415(a)(6)	(2)					S-3	333-254362	March 16, 2021
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(2)		$134,904,000.08 (2)			S-3	333-254362	March 16, 2021	$12,505.60

Total Offering Amounts	$300,000,000 (1)(2)	$10,543.11
Total Fees Previously Paid		-
Total Fee Offsets		-
Net Fee Due		$10,543.11

(1)	An indeterminate amount of the common stock is being registered as may from time to time be offered under this registration statement at indeterminate prices as shall have an aggregate initial offering price up to $300,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $228,569,733.65 of unsold securities (the “Unsold Securities”) previously registered pursuant to the registration statement on Form S-3 (File No. 333-254362), which initially became effective upon filing with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2021 (the “Initial Form S-3), as amended by Post-Effective Amendment No. 1 thereto that became effective upon filing with the SEC on February 24, 2022 (“Post-Effective Amendment No. 1”) and by Post-Effective Amendment No. 2 thereto that was declared effective by the SEC on April 14, 2022 (“Post-Effective Amendment No. 2”). We refer to the Initial Form S-3, as amended by each of Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, as the “Prior Registration Statement”. The Unsold Securities consist of (x) $93,665,733.57 of unsold common stock pursuant to the sales agreement prospectus included in the Prior Registration Statement and (y) $134,904,000.08 of unsold securities previously registered pursuant to the Prior Registration Statement. In connection with the filing of the Initial Form S-3 and Post-Effective Amendment No. 1, the registrant paid an aggregate filing fee of $22,724.53 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of each of the Initial Form S-3 and Post-Effective Amendment No. 1). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $71,430,266.35 (the “New Securities”). A filing fee of $10,543.11 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.